EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-06275, 333-66831, 333-79047, 333-58264, 333-110326, 333-160102, 333-176103, 333-190597 and 333-219190) of Anika Therapeutics, Inc. of our report dated February 24, 2017 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

February 26, 2018